EXHIBIT 4
                                CN BANCORP, INC.
                          DIRECTOR STOCK PURCHASE PLAN
                         (50,000 shares of Common Stock)
1.  PURPOSES

The purpose of the CN Bancorp, Inc Directors Stock Purchase Plan (Plan) is to encourage Directors of CN Bancorp, Inc. and its subsidiaries to acquire additional ownership of Common Stock in CN Bancorp, Inc.

2.  DEFINITIONS

The following words or terms used herein have the following meaning:

     (a)  The "Plan" shall mean this Director Stock Purchase Plan.
     (b) "Board" shall mean the Boards of Directors of CN Bancorp, Inc. and County National Bank
     (c) "Shares" "Stock" or "Common Stock" shall mean shares of $10.00 par value common stock of CN Bancorp, Inc.
     (d) The "Committee" shall mean the committee appointed by the Board to administer the Plan.
     (e) "Director" shall mean any Director eligible under this Plan as defined in section three hereunder.
     (f) "Option" shall mean the right of a Director to purchase Common Stock under the Plan.
     (g) "Date of Grant" shall mean, in respect of any Option, the date on which the Board grants the Option under the Plan
     (h) "Date of Exercise" shall mean the date upon which the Director completes the payment requirement of the Option and is entitled to delivery of the Shares so purchased, which date shall in no event be later than 12 months after the Date of Grant.
     (i) "Option Period" shall mean the period commencing upon the Date of Grant and ending on the earlier of the Date of Exercise or expiration date of the option.
     (j) "Fair market value" shall mean the average of the best bid and best ask price as reported on the OTC Bulletin Board, if the Common Stock is traded otherwise than on a national securities exchange (including the Nasdaq National or Small Cap Market). If the Common Stock is listed on a national securities exchange (including the NASDAQ National or Small Cap Market) on the date in question, then the fair market value shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the fair market value shall be not less than the mean between the bid and asked prices on such date.. If no such prices are available, then the fair market value shall be its fair market value as determined by the Committee, in good faith, in its sole and absolute discretion.

3.  ELIGIBILITY

Any Director, Advisory Director or Director Emeritus in good standing currently serving on the Board of Directors of CN Bancorp, Inc., or any subsidiary thereof, as of the Date of Grant shall be eligible to participate in the Director Stock Purchase Plan.

4.  STOCK

The Stock subject to the Options shall be shares of CN Bancorp, Inc. Common Stock authorized but un-issued ($10.00 par value per share). The aggregate number of Shares which may be issued under Options shall not exceed 50,000 of such Common Stock . Shares optioned and not exercised shall continue to be available for inclusion in any subsequent Options that may be granted under the Plan.

With respect to any Option, the Board will specify the number of Shares to be made available, the Date of Grant, the terms of the Option, and such terms and conditions not inconsistent with this Plan as may be necessary or appropriate.

The number and kind of shares reserved for issuance under this Plan, and the number and kind of shares subject to outstanding Options and the exercise price thereof, shall be proportionately adjusted for any increase, decrease,

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change or exchange  of shares for a different  number or kind of shares or other
securities   of   Bancorp   which   results   from  a   merger,   consolidation,
recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by Bancorp. The issuance by Bancorp or an affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or exercise price of shares then subject to options or reserved for issuance under this Plan.

5. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee is vested with full authority to make, administer, and interpret such equitable rules and regulations regarding the Plan, as it may deem advisable, subject to the terms of the Plan. Its determinations as to the interpretation and operation of the Plan shall be final and conclusive.

The Committee may act by a majority vote at a regular or special meeting or by decision reduced to writing and signed by all of the members of the Committee without a meeting.

The Board shall name members of the Committee.

6. PROCEDURE FOR GRANT AND ACCEPTANCE OF OPTION

An Eligible Director shall be notified by Bancorp of the Grant of any Option or Options to him/her. He/she must complete an acceptance form provided by Bancorp indicating the number of optioned shares he/she wish to accept and return the form within thirty days of the date of grant notification. If an eligible Director elects to accept the option, he/she may purchase the number of Shares specified in the Option, or a lesser number, but in no event less than fifty shares.

7. PURCHASE PRICE

The purchase price per Share shall be the Fair Market Value of such Share on the Date of Grant provided, however, in no event shall the purchase price be less than the par value of Common Stock per share.

8. METHOD OF PAYMENT

The Option Price shall be paid in full at the time an Option is exercised under the Plan. Promptly after the exercise and full payment of the Option Price, the participant shall be entitled to the issuance of a stock certificate evidencing ownership of such Shares. A participant shall have none of the rights of a shareholder with respect to shares under option as provided in the Plan until the shares are issued, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates is issued except as noted for the effect of stock splits and stock

9. OPTIONS TO PURCHASE SHARES NOT TRANSFERABLE

Options granted to an Eligible Director under the Plan are exercisable only by him/her. Such Options may not be sold, transferred (other than by will or the laws of descent and distribution), pledged, or otherwise disposed of or encumbered.

10. CANCELLATION OF ACCEPTANCE OF OPTION

At any time prior to, but in no event following, his/her Date of Exercise, an Eligible Director who has elected to purchase Shares may cancel his/her acceptance of an Option as to any or all of such Shares. If an Eligible Director cancels his acceptance of Option as to only a part of the Shares, he/she shall make the required payment as provided in Section 8 above with respect to the number of Shares for which his/her acceptance of Option is not cancelled.


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11. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE

Subject to other provisions of the Plan permitting postponement, Bancorp may treat the failure by an Eligible Director to make any payment as a cancellation of the Option. In that event, the Eligible Director shall be notified of such cancellation by mailing notice to him/her at his last known business or home address.

12. DEATH

If an Eligible Director dies during the term of office, or after having retired, and without having fully exercised open Options, the executors or administrators, or legatees or heirs, of the estate shall have the right to exercise such Options to the extent that such deceased Director was entitled to exercise the Options on the date of death; provided, however, in no event shall the Options be exercisable more then nine months after Letters of Administration are issued, and further provided that no Option may be exercised after the expiration thereof in accordance with its terms

13. COMMENCEMENT OF PLAN

The Plan shall be effective upon the approval of the majority of the Board of Directors of CN Bancorp, Inc.

14. GOVERNMENTAL APPROVALS OR CONSENTS

The Plan and any Options granted thereunder may be subject to governmental approvals or consent. The Board may make such changes in the Plan and include such terms in any Option granted under the Plan as may be necessary or desirable, in the opinion of counsel of CN Bancorp, Inc. to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Internal Revenue Code or the laws of any state.

15. AUTHORITY TO AMEND, SUSPEND, OR TERMINATE PLAN

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at any time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that no such revision or amendment shall permit granting of Options under the Plan to persons other than the Directors of CN Bancorp, Inc. and its subsidiaries.



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